CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Kingstone Companies, Inc. on Form S-1, to be filed on or about October 15, 2013, of our report dated March 30, 2012, on our audit of the consolidated financial statements as of December 31, 2011 and for the year ended December 31, 2011, which report was included in the Annual Report on Form 10-K filed on April 1, 2013. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1.

/s/ EisnerAmper LLP

Iselin, New Jersey
October 15, 2013